Exhibit 3.6

EXECUTION COPY

SECOND AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP
OF
ENVIVA, LP

This Second Amended and Restated Agreement of Limited Partnership of Enviva, LP (this “Agreement”) dated effective as of April 9, 2015, is adopted, executed, and agreed to by Enviva GP, LLC, a Delaware limited liability company (the “General Partner”), and Enviva Partners, LP, a Delaware limited partnership (the “Limited Partner” and together with the General Partner, collectively, the “Partners”).  This Agreement amends and restates in its entirety that certain Amended & Restated Agreement of Limited Partnership of Enviva, LP, dated as of November 1, 2012, by Enviva MLP Holdco, LLC and the General Partner. Contemporaneously with the execution and delivery hereof, Enviva MLP Holdco, LLC has granted, contributed, bargained, conveyed, assigned, transferred, set over, and delivered to the Limited Partner, and the Limited Partner has accepted, 100% of the limited partner interest in Enviva, LP pursuant to that certain Contribution Agreement, dated as of April 9, 2015, by and among Enviva Holdings, LP, Enviva MLP Holdco, LLC, Enviva, LP, Enviva Cottondale Acquisition I, LLC, and the Limited Partner.

1.             Formation/Name.  (a)  Enviva, LP (the “Partnership”) was formed on March 18, 2010 as a Delaware limited partnership under and pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq. (the “Act”).

(b)           The name of the Partnership is “Enviva, LP” and all Partnership business must be conducted in that name or such other names as the General Partner may designate from time to time.

2.             Term.  The Partnership shall have a perpetual existence unless the Partnership is dissolved and terminated in accordance with Section 12 of this Agreement.

3.             Purposes.  The purposes of the Partnership shall be to carry on any lawful business purpose or activity for which limited partnerships may be formed under the Act.

4.             Registered Office and Registered Agent.  The registered office and registered agent of the Partnership in the State of Delaware shall be as determined by the General Partner from time to time.

5.             Partners; Sharing Ratios.  The General Partner is hereby admitted to the Partnership as the general partner, with the Sharing Ratio set forth in Exhibit A, and the Limited Partner is hereby admitted to the Partnership as the sole limited partner with the Sharing Ratio for such Partner set forth in Exhibit A.

6.             Contributions.  Without creating any rights in favor of any third party, the Partners may, from time to time, agree to make additional contributions of cash or property to the capital of the Partnership (“Capital Contributions”), but shall have no obligation to do so.  Any such Capital Contributions shall be made by the Partners in proportion to their respective Sharing Ratios.  Any persons hereafter admitted as a General Partner or Limited Partner of the Partnership shall make such contributions of cash (or promissory obligations), property or services to the Partnership, if any, as shall be determined by the General Partner, at the time of each such admission.

7.             Allocations.  All items of income, gain, loss, deduction, and credit of the Partnership shall be allocated among the Partners in accordance with their Sharing Ratios.

8.             Distributions.  The Partnership shall make distributions to the Partners, in accordance with their Sharing Ratios, at such times, and in such amounts, as the General Partner may determine from time to time.

9.             Management.  Except for situations in which the approval of the Limited Partner is expressly required by this Agreement, the General Partner shall have complete and exclusive authority to manage and control the business, affairs, and properties of the Partnership and shall have all powers and rights necessary, appropriate, or advisable to effectuate and carry out the purposes and business of the Partnership and, in general, all powers permitted to be exercised by a general partner under the Act.  The General Partner may appoint, employ, or otherwise contract with any person for the transaction of the business of the Partnership or the performance of services for or on behalf of the Partnership, and the General Partner may delegate to any such person (who may be designated an officer or “Authorized Person” of the Partnership) such authority to act on behalf of the Partnership as the General Partner may from time to time deem appropriate.  Any action to approve or consent to any matter hereunder or pursuant to the Act by the General Partner, the Limited Partner, or all Partners may be accomplished at a meeting of the applicable Partners, held at such time and place as shall have been agreed on by them, or by written consent executed by at least such number or percentage in interest of Partners as is required hereunder or under the Act to approve the matter at issue.  Written consents may be executed and delivered by telecopy or like electronic means.

10.          Transferability of Partnership Interests; Withdrawal.  (a)  Except as provided in Section 10(b) below, no Partner may transfer, sell, assign, mortgage, grant a lien on, give, or otherwise dispose of (collectively, “Transfer”), whether voluntarily or by operation of law, at judicial sale or otherwise, all or any part of its interest in the Partnership (the “Partnership Interest”) without the prior unanimous consent of the other Partners.  If a Partner Transfers all or part of its Partnership Interest pursuant to this Section 10, the transferee shall be admitted to the Partnership as a general partner or a limited partner, as applicable, of the Partnership with the Partnership Interest so Transferred upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  If a Partner Transfers all of its Partnership Interest, such admission shall be deemed effective simultaneously with the Transfer and, immediately following such admission, the transferor Partner shall cease to be a partner of the Partnership.  No Partner shall have the right to withdraw from the Partnership except with the consent of the General Partner and upon such terms and conditions as may be specifically agreed upon between the General Partner and the withdrawing Partner.  The provisions hereof with respect to distributions upon withdrawal are exclusive and no Partner shall be entitled to claim any further or different distribution upon withdrawal under Section 17-604 of the Act or otherwise.

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(b)           Notwithstanding anything to the contrary herein, each Partner may Transfer all or a portion of its Partnership Interest to any collateral agent or financing party (or a designee or transferee thereof) in connection with the exercise by such collateral agent or financing party (or a designee or transferee thereof) of its foreclosure or similar remedial rights pursuant to loan and security documentation to which the Partners or the Partnership is a party without the consent of the other Partner(s).  Upon any such Transfer, (i) the definition of “General Partner” or “Limited Partner”, as applicable, in this Agreement shall be deemed to be automatically updated to reflect such Transfer and (ii) each of the officers shall have been deemed to have been removed effective the date of such Transfer, in each case without any consent of the Partners. The execution and delivery of this Agreement by a Partner shall constitute any necessary approval of such Partner under the Act to the foregoing provisions of this Section 10.  This Section 10 may not be amended or modified so long as any of the Partnership Interests are subject to a pledge or hypothecation without the pledgee’s (or a transferee of such pledgee’s) prior written consent.

11.          Partnership Interest.  The Partnership Interest of the Limited Partner shall be certificated in the form attached hereto as Exhibit B, and the Partnership Interest of the General Partner shall be certificated in the form attached hereto as Exhibit C.  The Partnership hereby irrevocably elects that all Partnership Interests shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware or any other applicable jurisdiction.  Each certificate evidencing Partnership Interests in the Partnership shall bear the following legend:  “This Certificate evidences a [Limited][General] Partner Interest in the Partnership and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.”  No amendment to this provision shall be effective until all outstanding Partnership Interest certificates have been surrendered to the Partnership for cancellation.

12.          Dissolution.  The Partnership shall dissolve and its business and affairs shall be wound up on the first to occur of the following:

(a)           the unanimous written consent of the Partners;

(b)           an “event of withdrawal of a general partner,” as defined in Section 17-101(3) of the Act (an “Event of Withdrawal”), unless, within 90 days after the Event of Withdrawal, all of the remaining Partners agree in writing or vote to continue the business of the Partnership and to appoint, effective as the date of such Event of Withdrawal, a new General Partner; or

(c)           the entry of a decree of judicial dissolution under Section 17-802 of the Act.

13.          Winding Up.  On dissolution of the Partnership, the General Partner (or, in the case of a dissolution caused by an Event of Withdrawal, the Limited Partner) shall act as liquidator.  The liquidator shall wind up the affairs of the Partnership in accordance with this Agreement and the Act.  The assets of the Partnership shall be distributed in the following order of priority:

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(a)           to creditors, including Partners who are creditors, in the manner described in Section 17-804(a)(1) of the Act; and

(b)           to the Partners in accordance with their respective Sharing Ratios.

14.          General Provisions.  This Agreement (a) may be amended only by a written instrument executed by all of the Partners, (b) shall bind, and inure to the benefit of, the Partners and their respective successors and assigns (subject to Section 10), (c) SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE, and (d) may be executed in counterparts, including faxed counterparts.

[Signature Page Follows]

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EXECUTED as of the date first set forth above.

GENERAL PARTNER:

ENVIVA GP, LLC

By:
Name:
Title:

LIMITED PARTNER:

ENVIVA PARTNERS, LP

By: Enviva Partners GP, LLC, its general partner

By:
Name:
Title:

SIGNATURE PAGE
TO
ENVIVA, LP
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A

Partner	Sharing Ratio
Enviva Partners, LP	99.999%
Enviva GP, LLC	0.001%

EXHIBIT A
TO
ENVIVA, LP
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT B

Certificate No.

3

CERTIFICATE OF
Limited Partner Interest
IN
ENVIVA, LP
(A Delaware limited partnership)

Enviva Partners, LP

This certifies that Enviva Partners, LP is the owner of a limited partner interest in Enviva, LP (the “Partnership”) having a 99.999% sharing ratio in the Partnership and entitled to certain other rights in the Partnership, as set forth in and subject to the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated         , 2015, as the same may be amended, modified, supplemented, or restated from time to time in accordance with the terms thereof (the “LP Agreement”).

The limited partner interest represented by this Certificate of Limited Partner Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the LP Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the       day of      , 2015.

ENVIVA, LP
By:	Enviva GP, LLC, its general partner

By:
Name:
Title:

Restrictions on Transfer

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

THIS CERTIFICATE EVIDENCES A LIMITED PARTNER INTEREST IN THE PARTNERSHIP AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OTHER APPLICABLE JURISDICTION.

THE LIMITED PARTNER INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS, VOTING RESTRICTIONS, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LP AGREEMENT.

EXHIBIT B
TO
ENVIVA, LP
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT C

Certificate No.

4

CERTIFICATE OF

General Partner Interest

IN

ENVIVA, LP

(A Delaware limited partnership)

ENVIVA GP, LLC

This certifies that Enviva GP, LLC is the owner of a general partner interest in Enviva, LP (the “Partnership”) having a 0.001% sharing ratio in the Partnership and entitled to certain other rights in the Partnership, as set forth in and subject to the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated         , 2015, as the same may be amended, modified, supplemented, or restated from time to time in accordance with the terms thereof (the “LP Agreement”).

The general partner interest represented by this Certificate of General Partner Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the LP Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the       day of      , 2015.

ENVIVA, LP
By:	Enviva GP, LLC, its general partner

By:
Name:
Title:

Restrictions on Transfer

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

THIS CERTIFICATE EVIDENCES A GENERAL PARTNER INTEREST IN THE PARTNERSHIP AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OTHER APPLICABLE JURISDICTION.

THE GENERAL PARTNER INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS, VOTING RESTRICTIONS, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LP AGREEMENT.

EXHIBIT C
TO
ENVIVA, LP
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP